UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Notes and Senior Subordinated Notes

On May 5, 2006, Hexion Specialty Chemicals, Inc. (the “Company”) entered into (i) a supplemental indenture dated as of May 5, 2006 (the “13 1/2% Notes Supplemental Indenture”) to the Indenture dated as of November 14, 2000, by and among the Company, each of the guarantors party thereto, HSC Capital Corporation and The Bank of New York, pursuant to which the Company’s 13 1/2% Senior Subordinated Notes due 2010 (the “13 1/2% Notes”) were issued (as amended and supplemented, the “13 1/2% Notes Indenture”), (ii) a supplemental indenture dated as of May 5, 2006 (the “9 1/2% Notes Supplemental Indenture”) to the Indenture dated as of April 9, 2003, by and among the Company, each of the guarantors party thereto, HSC Capital Corporation and Deutsche Bank Trust Company Americas, pursuant to which the 9 1/2% Senior Second Secured Notes due 2010 (the “9 1/2% Notes”) were issued (as amended and supplemented, the “9 1/2% Notes Indenture”) and (iii) a supplemental indenture dated as of May 5, 2006 (the “8% Notes Supplemental Indenture” and, together with the 13 1/2% Notes Supplemental Indenture and the 9 1/2% Notes Supplemental Indenture, the “Supplemental Indentures”) to the Indenture dated as of December 22, 2003, by and among the Company, each of the guarantors party thereto, HSC Capital Corporation and The Bank of New York, pursuant to which the 8% Senior Secured Notes due 2009 (the “8% Notes” and, together with the 13 1/2% Notes and the 9 1/2% Notes, the “Notes”) were issued (as amended and supplemented, the “8% Notes Indenture” and, together with the 13 1/2% Notes Indenture and the 9 1/2% Notes Indenture, the “Indentures”).

The Supplemental Indentures were entered into in connection with the Company’s tender offers and consent solicitations with respect to the Notes, which were commenced April 20, 2006. The Supplemental Indentures amend the Indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default in the Indentures and to terminate the security interests that secure certain obligations under the 8% Notes and 9 1/2% Notes. In connection with the termination of such security interests the Collateral Agreement dated as of May 31, 2005, among the Company, each subsidiary of the Company party thereto and Wilmington Trust Company, as collateral agent, with respect to the 9 1/2% Notes and the Collateral Agreement dated as of May 31, 2005, among the Company, each subsidiary of the Company party thereto and Wilmington Trust Company, as collateral agent, with respect to the 8% Notes, were also terminated on May 5, 2006.

Senior Secured Credit Facility

Also on May 5, 2006, the Company amended its senior secured credit facility pursuant to an amendment and restatement of the credit agreement governing this credit facility. The amended and restated credit agreement provides for a new seven-year $1,625 million term loan facility and a new seven-year $50 million synthetic letter of credit facility, which replace the Company’s existing term loan and synthetic letter of credit facilities, respectively. The Company continues to have access to the $225 million revolving credit facility. The new senior secured credit facilities will be subject to early maturity on any date that greater than $200 million in the aggregate principal amount of certain of the Company’s and its subsidiaries’ indebtedness will mature within 91 days of such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

By:	/s/ William H. Carter
ExecutiveVice President and Chief Financial Officer

Date: May 11, 2006